Exhibit 99.1

Tactile Systems Technology, Inc. Reports First Quarter 2025 Financial Results

MINNEAPOLIS, MN, May 5, 2025 – Tactile Systems Technology, Inc. (“Tactile Medical”; the “Company”) (Nasdaq: TCMD), a medical technology company providing therapies for people with chronic disorders, today reported financial results for the first quarter ended March 31, 2025.

First Quarter 2025 Summary & Recent Business Highlights:

●	Total revenue increased 0.3% year-over-year to $61.3 million
●	Gross margin of 74% versus 71% in Q1 2024
●	Net loss of $3.0 million versus $2.2 million in Q1 2024
●	Adjusted EBITDA loss of $0.3 million versus positive Adjusted EBITDA of $1.0 million in Q1 2024
●	Repurchased $10.0 million of stock under the Company’s share repurchase program
●	Expanded launch of Nimbl to include patients with lower extremity conditions, the largest segment of the lymphedema market
●	Completed launch of a new customer relationship management (CRM) tool and previously announced optimization of sales organization

“Through the first quarter our team executed on several highly strategic, growth-oriented priorities. We launched Nimbl for lower extremity lymphedema, completed efforts to optimize our sales organization for scale and efficiency, and implemented a new CRM tool that equips our team with best-in-class resources to more efficiently reach lymphedema patients,” said Sheri Dodd, Chief Executive Officer of Tactile Medical.

“While these efforts have had a temporary impact on sales force productivity, we are thrilled with the progress made and firmly believe these transformational actions are essential to positioning Tactile for consistent, long-term growth. Our underlying business fundamentals remain firmly in place and we are meaningfully advancing each of our three 2025 strategic priorities to remain the competitive market share leader in medical device lymphatic therapy.”

First Quarter 2025 Financial Results

Total revenue in the first quarter of 2025 increased $180 thousand, or 0.3%, to $61.3 million, compared to $61.1 million in the first quarter of 2024. The increase in total revenue was attributable to an increase of $1.9 million, or 22%, in sales of the airway clearance product line, offset by a decrease of $1.8 million, or 3%, in sales and rentals of the lymphedema product line in the quarter ended March 31, 2025, compared to the first quarter of 2024. The increase in airway clearance product line revenue was primarily attributable to increased placements of AffloVest among our durable medical equipment (DME) partners, while the decrease in lymphedema product line revenue was primarily attributable to a decrease in headcount of our field sales team.

Gross profit in the first quarter of 2025 increased $1.9 million, or 4%, to $45.3 million, compared to $43.4 million in the first quarter of 2024. Gross margin was 74% of revenue, compared to 71% of revenue in the first quarter of 2024. The increase in gross profit was primarily attributable to lower manufacturing and warranty costs.

Operating expenses in the first quarter of 2025 increased $3.5 million, or 8%, to $49.9 million, compared to $46.4 million in the first quarter of 2024. The increase in operating expenses was primarily attributable to planned strategic investments.

Operating loss was $4.5 million in the first quarter of 2025, compared to $3.0 million in the first quarter of 2024.

Other income was $0.5 million in the first quarter of 2025, compared to $0.2 million in the first quarter of 2024, and consisted primarily of interest income, net.

Income tax benefit was $1.1 million in the first quarter of 2025, compared to $0.6 million in the first quarter of 2024.

Net loss in the first quarter of 2025 was $3.0 million, or $(0.13) per diluted share, compared to $2.2 million, or $(0.09) per diluted share, in the first quarter of 2024.

Weighted average shares used to compute diluted net loss per share were 23.7 million in each of the first quarters of 2025 and 2024.

Adjusted EBITDA loss was $0.3 million in the first quarter of 2025, compared to positive Adjusted EBITDA of $1.0 million in the first quarter of 2024.

Balance Sheet Summary

As of March 31, 2025, the Company had $83.6 million in cash and $25.5 million of outstanding borrowings under its credit agreement, compared to $94.4 million in cash and $26.3 million of outstanding borrowings under its credit agreement as of December 31, 2024. The Company repurchased $10.0 million of its stock during the first quarter under its repurchase program. As of March 31, 2025, $16.5 million remained available under the Company’s $30.0 million share repurchase program, which expires October 31, 2026.

2025 Financial Outlook

The Company is updating its 2025 financial outlook and now expects full year 2025 total revenue in the range of $309 million to $315 million, representing growth of approximately 5% to 8% year-over-year, compared to total revenue of $293.0 million in 2024. The Company’s prior 2025 guidance expectation was total revenue in the range of $316 million to $322 million, representing growth of approximately 8% to 10% year-over-year.

The Company now also expects full year 2025 adjusted EBITDA in the range of $32 million to $34 million, compared to adjusted EBITDA of $37.1 million in 2024. The Company’s prior 2025 guidance expectation was adjusted EBITDA in the range of $35 million to $37 million.

Conference Call

Management will host a conference call with a question-and-answer session at 5:00 p.m. Eastern Time on May 5, 2025, to discuss the results of the quarter. Those who would like to participate may dial 877-407-3088 (201-389-0927 for international callers) and provide access code 13752588. A live webcast of the call will also be provided on the investor relations section of the Company's website at investors.tactilemedical.com.

For those unable to participate, a replay of the call will be available for two weeks at 877-660-6853 (201-612-7415 for international callers); access code 13752588. The webcast will be archived at investors.tactilemedical.com.

About Tactile Systems Technology, Inc. (DBA Tactile Medical)

Tactile Medical is a leader in developing and marketing at-home therapies for people suffering from underserved, chronic conditions including lymphedema, lipedema, chronic venous insufficiency and chronic pulmonary disease by helping them live better and care for themselves at home. Tactile Medical collaborates with clinicians to expand clinical evidence, raise awareness, increase access to care, reduce overall healthcare costs and improve the quality of life for tens of thousands of patients each year.

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements, including guidance for the full year 2025. Forward-looking statements are generally identifiable by the use of words like “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “continue,” “confident,” “outlook,” “guidance,” “project,” “goals,” “look forward,” “poised,” “designed,” “plan,” “return,” “focused,” “prospects” or “remain” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties outside of the Company’s control that can make such statements untrue, including, but not limited to, the Company’s ability to obtain reimbursement from third-party payers for its products; adverse economic conditions, including inflation, rising interest rates or a recession; the adequacy of the Company’s liquidity to pursue its business objectives; price increases for supplies and components; wage and component price inflation; loss of a key supplier or other supply chain disruptions; entry of new competitors and/or competitive products; compliance with and changes in federal, state and local government regulation; technological obsolescence of, or quality issues with, the Company’s products; the Company’s ability to expand its business through strategic acquisitions; the Company’s ability to integrate acquisitions and related businesses; the effects of current and future U.S. and foreign trade policy and tariff actions; or the inability to carry out research, development and commercialization plans. In addition, other factors that could cause actual results to differ materially are discussed in the Company’s filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company undertakes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

This press release includes the non-GAAP financial measure of Adjusted EBITDA, which differs from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Adjusted EBITDA in this release represents net income (loss), plus interest expense, net, or less interest income, net, less income tax benefit or plus income tax expense, plus depreciation and amortization, plus stock-based compensation expense and plus executive transition costs.

Reconciliation of this non-GAAP financial measure to its most directly comparable GAAP measure is included in this press release.

This non-GAAP financial measure is presented because the Company believes it is a useful indicator of its operating performance. Management uses this measure principally as a measure of the Company’s operating performance and for planning purposes, including the preparation of the Company’s annual operating plan and financial projections. The Company believes this measure is useful to investors as supplemental information and because it is frequently used by analysts, investors and other interested parties to evaluate companies in its industry. The Company also believes this non-GAAP financial measure is useful to its management and investors as a measure of comparative operating performance from period to period. In addition, Adjusted EBITDA is used as a performance metric in the Company’s compensation program.

The non-GAAP financial measure presented in this release should not be considered as an alternative to, or superior to, its respective GAAP financial measure, as a measure of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP, and it should not be construed to imply that the Company’s future results will be unaffected by unusual or non-recurring items. In addition, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not reflect certain cash requirements such as tax payments, debt service requirements, capital expenditures and certain other cash costs that may recur in the future. Adjusted EBITDA contains certain other limitations, including the failure to reflect our cash expenditures, cash requirements for working capital needs and cash costs to replace assets being depreciated and amortized. In evaluating non-GAAP financial measures, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. Management compensates for these limitations by primarily relying on the Company’s GAAP results in addition to using non-GAAP financial measures on a supplemental basis. The Company’s definition of these non-GAAP financial measures is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation.

Tactile Systems Technology, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
	March 31,	December 31,
(In thousands, except share and per share data)	2025	2024
Assets
Current assets
Cash	$83,619	$94,367
Accounts receivable, net	35,693	44,937
Net investment in leases	14,850	14,540
Inventories	18,867	18,666
Income taxes receivable	1,193	—
Prepaid expenses and other current assets	5,900	5,053
Total current assets	160,122	177,563
Non-current assets
Property and equipment, net	5,391	5,603
Right of use operating lease assets	16,174	16,633
Intangible assets, net	41,866	42,789
Goodwill	31,063	31,063
Deferred income taxes	18,059	18,311
Other non-current assets	7,567	5,962
Total non-current assets	120,120	120,361
Total assets	$280,242	$297,924
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$7,224	$5,648
Note payable	2,956	2,956
Accrued payroll and related taxes	10,929	17,923
Accrued expenses	7,177	7,780
Income taxes payable	—	270
Operating lease liabilities	3,036	2,980
Other current liabilities	4,079	3,147
Total current liabilities	35,401	40,704
Non-current liabilities
Note payable, non-current	22,481	23,220
Accrued warranty reserve, non-current	1,201	1,209
Income taxes payable, non-current	355	239
Operating lease liabilities, non-current	15,173	15,955
Total non-current liabilities	39,210	40,623
Total liabilities	74,611	81,327

Stockholders’ equity:
Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued and outstanding as of March 31, 2025 and December 31, 2024	—	—
Common stock, $0.001 par value, 300,000,000 shares authorized; 23,584,471 shares issued and outstanding as of March 31, 2025; 23,883,475 shares issued and outstanding as of December 31, 2024	24	24
Additional paid-in capital	172,727	180,719
Retained earnings	32,880	35,854
Total stockholders’ equity	205,631	216,597
Total liabilities and stockholders’ equity	$280,242	$297,924

Tactile Systems Technology, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	March 31,
(In thousands, except share and per share data)	2025	2024
Revenue
Sales revenue	$52,469	$53,307
Rental revenue	8,799	7,781
Total revenue	61,268	61,088
Cost of revenue
Cost of sales revenue	13,891	14,944
Cost of rental revenue	2,031	2,715
Total cost of revenue	15,922	17,659
Gross profit
Gross profit - sales revenue	38,578	38,363
Gross profit - rental revenue	6,768	5,066
Gross profit	45,346	43,429
Operating expenses
Sales and marketing	27,516	27,357
Research and development	1,741	2,143
Reimbursement, general and administrative	19,998	16,261
Intangible asset amortization and earn-out	633	632
Total operating expenses	49,888	46,393
Loss from operations	(4,542)	(2,964)
Interest income	895	713
Interest expense	(424)	(567)
Other income	—	9
Loss before income taxes	(4,071)	(2,809)
Income tax benefit	(1,097)	(600)
Net loss	$(2,974)	$(2,209)
Net loss per common share
Basic	$(0.13)	$(0.09)
Diluted	$(0.13)	$(0.09)
Weighted-average common shares used to compute net loss per common share
Basic	23,710,643	23,665,829
Diluted	23,710,643	23,665,829

Tactile Systems Technology, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
(In thousands)	2025	2024
Cash flows from operating activities
Net loss	$(2,974)	$(2,209)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,726	1,634
Deferred income taxes	252	84
Stock-based compensation expense	2,066	2,039
Loss on disposal of property and equipment and intangibles	5	—
Changes in assets and liabilities, net of acquisition:
Accounts receivable, net	9,244	2,682
Net investment in leases	(310)	(129)
Inventories	(201)	1,683
Income taxes	(1,347)	(693)
Prepaid expenses and other assets	(2,452)	(787)
Right of use operating lease assets	(267)	2
Accounts receivable, non-current	—	3,983
Accounts payable	1,387	(1,396)
Accrued payroll and related taxes	(6,994)	(5,766)
Accrued expenses and other liabilities	282	(203)
Net cash provided by operating activities	417	924
Cash flows from investing activities
Purchases of property and equipment	(379)	(482)
Intangible assets expenditures	(28)	(20)
Net cash used in investing activities	(407)	(502)
Cash flows from financing activities
Payments on note payable	(750)	(750)
Proceeds from exercise of common stock options	10	1
Payments for repurchases of common stock	(10,018)	—
Net cash used in financing activities	(10,758)	(749)
Net decrease in cash	(10,748)	(327)
Cash – beginning of period	94,367	61,033
Cash – end of period	$83,619	$60,706

Supplemental cash flow disclosure
Cash paid for interest	$444	$583
Cash paid for taxes	$15	$54
Accrued excise tax on stock repurchases	$50	$—
Capital expenditures incurred but not yet paid	$189	$225

The following table summarizes revenue by product line for the three months ended March 31, 2025 and 2024:

	Three Months Ended
	March 31,
(In thousands)	2025	2024
Revenue
Lymphedema products	$50,554	$52,313
Airway clearance products	10,714	8,775
Total	$61,268	$61,088

Percentage of total revenue
Lymphedema products	83%	86%
Airway clearance products	17%	14%
Total	100%	100%

The following table contains a reconciliation of net loss to Adjusted EBITDA for the three months ended March 31, 2025 and 2024, as well as the dollar and percentage change between the comparable periods:

Tactile Systems Technology, Inc.
Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended		Increase
	March 31,		(Decrease)
(Dollars in thousands)	2025	2024	$	%
Net loss	$(2,974)	$(2,209)	$(765)	35%
Interest (income) expense, net	(471)	(146)	(325)	N.M. %
Income tax benefit	(1,097)	(600)	(497)	83%
Depreciation and amortization	1,726	1,634	92	6%
Stock-based compensation	2,066	2,039	27	1%
Executive transition costs	491	315	176	56%
Adjusted EBITDA	$(259)	$1,033	$(1,292)	(125)%

The following table contains a reconciliation of net income to Adjusted EBITDA for the year ended December 31, 2024:

Tactile Systems Technology, Inc.
Reconciliation of Net income to Non-GAAP Adjusted EBITDA
(Unaudited)

Year Ended
(Dollars in thousands)	December 31, 2024
Net income	$16,960
Interest (income) expense, net	(1,299)
Income tax expense	6,529
Depreciation and amortization	6,793
Stock-based compensation	7,819
Executive transition costs	248
Adjusted EBITDA	$37,050

The following table contains a reconciliation of GAAP net income guidance range to the Adjusted EBITDA guidance range for the twelve months ended December 31, 2025:

Tactile Systems Technology, Inc.
Reconciliation of FY 2025 GAAP Net Income to Adjusted EBITDA Guidance
(Unaudited)

	Twelve Months Ended
	December 31, 2025
(Dollars in thousands)	Low	High
Net income	$13,400	$14,800
Interest income, net	(2,400)	(2,400)
Income tax expense	5,200	5,800
Depreciation and amortization	6,700	6,700
Stock-based compensation	8,600	8,600
Executive transition costs	500	500
Adjusted EBITDA	$32,000	$34,000

Investor Inquiries:

Sam Bentzinger

Gilmartin Group

investorrelations@tactilemedical.com